Exhibit (17)(c)

YOUR VOTE IS VERY IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD

IN THE ENCLOSED ENVELOPE TODAY

Important Notice Regarding the Availability of Proxy Materials for the Focused Small-Cap Value Portfolio Special Shareholder Meeting to Be Held on June 20, 2013.

The Proxy Statement for this meeting is available at: www.eproxyvote.com/sun

The votes entitled to be cast by the undersigned, will be cast in the manner directed herein by the undersigned shareholder. If no direction is made, the votes entitled to be cast by the undersigned will be cast “FOR” the Proposal.

By signing and dating the reverse side of this card, you authorize the proxies to cast all votes you are entitled to cast at the Special Meeting as marked, or if not marked, to vote “FOR” the Proposal, and to use their discretion to vote for any other matter as may properly come before the Special Meeting or any adjournment thereof. If you do not intend to personally attend the Special Meeting, please complete and return this card at once in the enclosed envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ¢

The Board recommends a vote FOR the approval of the following Proposal.

FOR	AGAINST	ABSTAIN

1.     To consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the Small-Cap Value Portfolio would transfer all of its assets to the SunAmerica Strategic Value Portfolio (the “Strategic Value Portfolio”), also a series of the Corporation, in exchange solely for the assumption of the Small-Cap Value Portfolio’s liabilities by the Strategic Value Portfolio and for Class A, Class B and Class C shares of the Strategic Value Portfolio, which shares will be distributed by the Small-Cap Value Portfolio to the holders of its shares in complete liquidation thereof; and

2.     To transact such other business as may properly be presented at the Special Meeting or any postponement or adjournment thereof.

☐	☐	☐

If you have any questions on the Proposal, please call us toll free at 1-855-200-1226.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

PO Box 55046 Boston MA 02205-9836	Your Vote is Important!

Vote by Internet Please go to the e-voting site at www.eproxyvote.com/sun and follow the listed instructions. If you vote on the website, you do not have to return your proxy card.

Vote by Telephone Please call us toll free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

Vote by Mail Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

If Voting by Mail

Remember to sign and date form below.

Please ensure the address to the right shows

through the window of the enclosed postage

paid return envelope.

PROXY	SUNAMERICA SERIES, INC.	PROXY

FOCUSED SMALL-CAP VALUE PORTFOLIO

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of the Focused Small-Cap Value Portfolio (the “Small-Cap Value Portfolio”), a series of SunAmerica Series, Inc., a Maryland corporation (the “Corporation”), hereby appoints James Nichols, Donna Handel, John Genoy, Gregory Bressler, Kathleen Fuentes and John McLean and each of them, the attorneys and proxies for the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Small-Cap Value Portfolio standing in the name of the undersigned as of the close of business on April 19, 2013, at a Special Meeting of Shareholders (the “Special Meeting”) to be held at the offices of SunAmerica Asset Management Corp., Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311 at 10:30 a.m. (Eastern time), on Thursday, June 20, 2013, and any and all postponements and adjournments thereof, with all powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposal, as more fully described in the Proxy Statement for the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated May [    ], 2013 and hereby revokes any proxy previously given.

Signature(s)

Note: Please sign exactly as name appears on the records of the Corporation and date. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s) Date